UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Envirotech Vehicles, Inc.

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ENVIROTECH VEHICLES, INC.

1425 Ohlendorf Road

Osceola, Arkansas 72370

June 17, 2022

Dear Stockholder:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders of Envirotech Vehicles, Inc., formerly known as ADOMANI, Inc., to be held in a virtually, via a live webcast, on Thursday, July 28, 2022, at 10:00 a.m., Pacific Time. You will not be able to attend the Annual Meeting in-person. The formal Notice of the Annual Meeting of Stockholders and Proxy Statement accompanying this letter describe the business to be acted upon at the meeting.

In order to attend the Annual Meeting virtually, you will need to register to attend prior to the registration deadline of 5:00 p.m., Eastern Time, on Sunday, July 24, 2022, by visiting https://agm.issuerdirect.com/evtv and following the related registration instructions. Upon completing your registration, you will receive further instructions informing you how to access the Annual Meeting and how to vote and submit questions during the Annual Meeting.

Your vote is important to us and your shares should be represented at the Annual Meeting whether or not you are personally able to attend the virtual Annual Meeting via live webcast. Accordingly, I encourage you to mark, sign, date and return your proxy card promptly using the postage-paid envelope provided, or vote by calling the toll-free telephone number or by using Internet voting as described in the voting instructions provided to you at your earliest convenience.

Thank you for your continued support of Envirotech Vehicles.

Sincerely,
/s/ Phillip W. Oldridge
Phillip W. Oldridge
Chief Executive Officer and Chairman of the Board
Envirotech Vehicles, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held at 10:00 a.m., Pacific Time, on Thursday, July 28, 2022

The 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Envirotech Vehicles, Inc., a Delaware corporation (“EVT,” the “Company” or “we”), will be held virtually, via live webcast, on Thursday, July 28, 2022, at 10:00 a.m., Pacific Time. You will not be able to attend the Annual Meeting in person. In order to attend the Annual Meeting virtually, you will you will need to register to attend prior to the registration deadline of 5:00 p.m., Eastern Time, on Sunday, July 24, 2022, by visiting https://agm.issuerdirect.com/evtv and following the related registration instructions. The Annual Meeting is being held on a virtual-only basis.

The Annual Meeting will be held for the following purposes:

1.

to elect the Class II directors named in this Proxy Statement to hold office until his or her successor is duly elected and qualified or until his or her earlier resignation, removal or death (“Proposal 1”); and

2.	to ratify the appointment of MaloneBailey, LLP as EVT’s independent registered public accounting firm for the fiscal year ending December 31, 2022 (“Proposal 2”).

The proposals referred to above are more fully described in our Proxy Statement. We have elected to avail ourselves of the rules that allow companies to furnish their proxy materials via the Internet. As a result, our Proxy Statement has been made available on the Internet and we have mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement and our annual report to stockholders outlining our operations during our 2021 fiscal year (the “Annual Report”) on or about June 17, 2022. The Notice also contains instructions on how to request a paper copy of our Proxy Statement and Annual Report.

Your vote is important. You are entitled to vote only if you were a stockholder at the close of business on June 1, 2022, the record date for the Annual Meeting. We hope that you will attend the Annual Meeting via live webcast, but if you cannot do so, please complete, date, and sign your Proxy Card and return it in the accompanying envelope as promptly as possible, or vote by calling the toll-free telephone number or electronically over the Internet using the instructions provided in the Notice. Returning the Proxy Card (or voting electronically) will not affect your right to vote electronically if you attend the virtual Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES FOR CLASS II DIRECTOR LISTED IN PROPOSAL 1, “FOR” THE RATIFICATION OF MALONEBAILEY, LLP IN PROPOSAL 2.

BY ORDER OF THE BOARD OF DIRECTORS:
Dated: June 17, 2022	/s/ Phillip W. Oldridge
Phillip W. Oldridge
Chief Executive Officer and Chairman of the Board
Envirotech Vehicles, Inc.

ENVIROTECH VEHICLES, INC.

1425 Ohlendorf Road

Osceola, Arkansas 72370

PROXY STATEMENT

2022 ANNUAL MEETING OF STOCKHOLDERS

To be held at 10:00 a.m., Pacific Time, on Thursday, July 28, 2022

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Envirotech Vehicles, Inc., a Delaware corporation (“EVT,” the “Company” or “we”), for use at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually, via live webcast, on Thursday, July 28, 2022, at 10:00 a.m., Pacific Time, or at any postponement or adjournment of the Annual Meeting, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. You will not be able to attend the Annual Meeting in-person. We have elected to avail ourselves of the rules that allow companies to furnish their proxy materials via the Internet. As a result, this Proxy Statement has been made available on the Internet and we have mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our annual report to stockholders outlining our operations during our 2021 fiscal year (the “Annual Report”) on or about June 17, 2022. The Notice also contains instructions on how to request a paper copy of this Proxy Statement and the Annual Report.

GENERAL INFORMATION

Why am I receiving these materials?

We have made available this Proxy Statement because you held shares of our common stock, par value $0.00001 per share (“our common stock”), on June 1, 2022 (the “Record Date”) and are entitled to vote at the Annual Meeting. Our Board is soliciting your proxy to vote at the Annual Meeting. This Proxy Statement summarizes the information you need to vote at the Annual Meeting.

You are invited to virtually attend the Annual Meeting to vote on the Proposals described in this Proxy Statement. However, you do not need to virtually attend the Annual Meeting to vote your shares of our common stock. Instead, you may vote your shares using one of the other voting methods described in this Proxy Statement. Regardless of whether you expect to attend the Annual Meeting, please vote your shares as soon as possible in order to ensure your representation at the Annual Meeting.

The Notice, which directs stockholders to a website where they can access our Proxy Statement and Annual Report, was made available to stockholders beginning on or about June 17, 2022. Please read this Proxy Statement, as it contains important information you need to know to vote at the Annual Meeting.

Who can attend the Annual Meeting?

Any person who was a stockholder on the Record Date and who has registered to attend the Annual Meeting prior to the registration deadline of 5:00 p.m., Eastern Time, on Sunday, July 24, 2022, may attend the Annual Meeting. To register for the virtual Annual Meeting, you must visit https://agm.issuerdirect.com/evtv and follow the related instructions to complete the registration process prior to the registration deadline. Upon completing your registration, you will receive further instructions informing you how to access the Annual Meeting and how to vote and submit questions during the Annual Meeting. If you own shares in street name, you should ask your brokerage firm, bank, dealer or other similar organization for a legal proxy in order to register for the Annual Meeting. If you do not receive a legal proxy in time, you may provide your most recent brokerage statement so that we can verify your ownership of our stock and permit you to register to attend the virtual Annual Meeting. You will not, however, be able to vote your shares at the Annual Meeting without a legal proxy.

What is the purpose of the Annual Meeting?

At the Annual Meeting, our stockholders will be asked to consider and vote upon the proposals and other matters described in this Proxy Statement and any other matters that properly come before the Annual Meeting.

When and where will the Annual Meeting be held?

The Annual Meeting will be held virtually, via live webcast, on Thursday, July 28, 2022, at 10:00 a.m., Pacific Time. In order to attend the Annual Meeting virtually, you will need to visit https://agm.issuerdirect.com/evtv and register to attend the Annual Meeting prior to the registration deadline of 5:00 p.m., Eastern Time, on Sunday, July 24, 2022, by following the related instructions. As part of the registration process, you must enter the 12- or 16-digit control number shown on your Proxy Card or the Notice. Upon completing your registration, you will receive further instructions informing you how to access the Annual Meeting and how to vote and submit questions during the Annual Meeting.

Why is the Annual Meeting being held virtually?

The Annual Meeting is being held in a virtual-only format in order to keep the participants, as well as their families and communities, safe in light of the global pandemic resulting from COVID-19, and comply with applicable rules, regulations and public health guidance. This is often referred to as a “virtual Annual Meeting.” The webcast will allow all stockholders to attend and participate in the Annual Meeting, regardless of their physical location. As with an in-person meeting, you will be able to vote and ask questions during the Annual Meeting.

How can I participate in the Annual Meeting?

All holders of our common stock as of the close of business on the Record Date and persons holding valid legal proxies from such stockholders are invited to attend the Annual Meeting. In order to attend the Annual Meeting virtually, you will need to visit https://agm.issuerdirect.com/evtv and register to attend the Annual Meeting prior to the registration deadline of 5:00 p.m., Eastern Time, on Sunday, July 24, 2022, by following the related instructions. As part of the registration process, you must enter the 12- or 16-digit control number shown on your Proxy Card or the Notice. Upon completing your registration, you will receive further instructions informing you how to access the Annual Meeting and how to vote and submit questions during the Annual Meeting.

The Annual Meeting is scheduled to begin at 10:00 a.m., Pacific Time, on Thursday, July 28, 2022. Online access to the virtual Annual Meeting will open prior to the start of the Annual Meeting to allow time for you to log-in and test your device and to vote your shares should you not have done so previously. We encourage you to access the Annual Meeting website prior to the scheduled start time.

Rules for the virtual Annual Meeting will be no different that if it were held in-person. Professional conduct is appreciated and all Q&A sessions will be conducted at the right time during the Annual Meeting.

How can I ask questions during the virtual Annual Meeting?

You can submit questions in writing in advance of the virtual Annual Meeting by sending an email to proxy@issuerdirect.com. Please include your 12- or 16-digit control number, along with your name and email address. No questions will be taken in any other manner the day of the Annual Meeting. We intend to answer as many questions pertaining to Company matters, as time allows during the Annual Meeting. Questions that are substantially similar may be grouped together to avoid repetition and ensure we are able to answer as many questions as time allows in the virtual format.

Will I be able to vote my shares during the virtual Annual Meeting?

All holders of our common stock as of the close of business on the Record Date, and persons holding valid legal proxies from such stockholders, in each case, that have registered to attend the Annual Meeting prior to the registration deadline of 5:00 p.m., Eastern Time, on Sunday, July 24, 2022, may vote their shares electronically during the Annual Meeting by visiting the virtual meeting site at https://agm.issuerdirect.com/evtv and following the related instructions. As part of the registration process, you will need to enter the 12- or 16-digit control number shown on your Proxy Card or the Notice, and following the related instructions. Whether or not you plan to attend the virtual Annual Meeting, you are encouraged to vote your shares prior to the start of the Annual Meeting by one of the methods described in this Proxy Statement.

What if I have technical difficulties or trouble accessing the virtual Annual Meeting website?

We encourage you to test your computer and internet browser prior to the meeting. If you experience technical difficulties, please visit https://www.webcaster4.com/support.

What is a “proxy”?

The term “proxy,” when used with respect to a stockholder, refers to either a person or persons legally authorized to act on the shareholder’s behalf or a format that allows the shareholder to vote without attending the virtual Annual Meeting. Because it is important that as many stockholders as possible be represented at the Annual Meeting, the Board asks that you review this Proxy Statement carefully and then vote by following the instructions set forth on your Proxy Card. In voting prior to the Annual Meeting, you will deliver your proxy to Christian S. Rodich (the “Proxy Holder”), which means you will authorize Mr. Rodich, in his capacity as the Proxy Holder, to vote your shares at the Annual Meeting in the way you instruct. All shares represented by valid proxies will be voted in accordance with the stockholder’s specific instructions.

What proposals will be voted on at the Annual Meeting?

Stockholders will vote on the following proposals (the “Proposals”) at the Annual Meeting:

1.

to elect the Class II directors named in this Proxy Statement to hold office until his or her successor is duly elected and qualified or until his or her earlier resignation, removal or death (“Proposal 1”); and

2.	to ratify the appointment of MaloneBailey, LLP as EVT’s independent registered public accounting firm for the fiscal year ending December 31, 2022 (“Proposal 2”).

If any other matter is properly brought before the Annual Meeting, your executed proxy would authorize the Proxy Holder to vote on such matters in the Proxy Holder’s discretion.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date are entitled to receive notice of and to vote at the Annual Meeting. If you were a stockholder of record on the Record Date, you will be entitled to vote all of the shares of our common stock that you held on that date at the Annual Meeting or at any postponement or adjournment of the Annual Meeting.

What does it mean to be a “shareholder of record”?

If, at 5:00 p.m., Eastern Time, on the Record Date, your shares of our common stock were registered directly in your name with our transfer agent, then you are a “shareholder of record.” As a “shareholder of record,” you may vote at the virtual Annual Meeting or vote in advance of the Annual Meeting by proxy. Regardless of whether you plan to attend the Annual Meeting, we urge you to vote your shares using one of the voting methods described in this Proxy Statement and the accompanying Proxy Card.

What does it mean to be a “beneficial owner” of shares held in “street name”?

If, at 5:00 p.m., Eastern Time, on the Record Date, your shares of our common stock were held in an account at a broker, bank, or other financial institution (we refer to each of those organizations as a “broker”), then you are the “beneficial owner” of shares held in “street name” and these proxy materials are being made available to you by that broker. The broker holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. You have the right to direct your broker on how to vote the shares in your account by following the instructions printed on the voting instruction form received from the broker holding such shares.

How many votes do I have?

On each matter to be voted upon, you will have one vote for each share of our common stock that you owned on the Record Date. For a description of the vote required to approve the Proposals, please see “What vote is required to approve the Proposals” below.

How many votes can be cast by all stockholders?

We had 299,929,841 outstanding shares of our common stock on the Record Date, and each of those shares of our common stock is entitled to one vote. Stockholders are not entitled to cumulate voting rights.

How many votes must be present to hold the Annual Meeting?

To conduct business at the Annual Meeting, a quorum must be present. The presence in person or by proxy of the holders of a majority of the shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum. We count proxies marked “abstain” as to a particular proposal for purposes of determining the presence or absence of a quorum at the Annual Meeting for the transaction of business. Under Delaware law, abstentions are treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. If a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

How do I vote my shares?

Stockholders of record at the close of business on the Record Date can vote in advance of the Annual Meeting by mail, telephone or Internet, or at the Annual Meeting by visiting the virtual meeting site at https://agm.issuerdirect.com/evtv, each of which method is further described below. Whether or not you plan to attend the virtual Annual Meeting, we strongly encouraged you to vote your shares in advance of the Annual Meeting by mail, telephone or Internet.

•

Voting by Internet. If you are a registered stockholder (that is, if your stock is registered in your name), you may use the Internet to vote your proxy 24 hours a day, 7 days a week. Have your Proxy Card or Notice in hand when you log on and follow the instructions included with your Proxy Card or Notice. You are encouraged to vote electronically by Internet. If you vote by Internet, you do not need to return your Proxy Card.

•

Voting by Telephone. If you are a registered stockholder (that is, if your stock is registered in your name), you may use a telephone to vote your proxy 24 hours a day, 7 days a week. Have your Proxy Card or Notice in hand when you call and follow the instructions included with your Proxy Card or Notice. If you vote by telephone, you do not need to return your Proxy Card.

•

Voting by Mail. To vote by mail, please sign, date and return to us as soon as possible the enclosed Proxy Card. An envelope with postage paid, if mailed in the United States, is provided for this purpose. Properly executed proxies that are received in time and not subsequently revoked will be voted as instructed on the Proxy Card. If you vote by Internet as described above, you do not need to mail your Proxy Card to us.

•

Voting at the Annual Meeting. If you are a registered stockholder (that is, if your stock is registered in your name) that has registered to attend the Annual Meeting prior to the registration deadline of 5:00 p.m., Eastern Time, on Sunday, July 24, 2022, you may vote electronically at the Annual Meeting by visiting the virtual meeting site at https://agm.issuerdirect.com/evtv and following the related instructions on how to attend and participate in the virtual Annual Meeting included in this Proxy Statement and the accompanying materials, as well as the additional instructions provided on the virtual meeting site at https://agm.issuerdirect.com/evtv.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the virtual Annual Meeting, you are strongly encouraged to vote you shares prior to the start of the Annual Meeting by one of the methods described above. If you vote electronically at the Annual Meeting, you will revoke any prior proxy you may have submitted. If you vote in advance of the Annual Meeting you will not need to vote at the Annual Meeting unless you wish to revoke your proxy and change your previous vote. If you need assistance in revoking your proxy or changing your vote, please call us at (951) 407-9860.

Can I revoke a previously delivered proxy or change my vote after I deliver my proxy?

Yes, you may revoke a previously delivered proxy by delivering another properly completed proxy with a later date (including via Internet), or by delivering written notice of revocation of your proxy to the attention of our Chief Financial Officer at our principal executive offices located at 1425 Ohlendorf Road, Osceola, AR 72370, in each case before the exercise of the previously delivered proxy at the Annual Meeting. If you have registered to attend the Annual Meeting prior to the registration deadline of 5:00 p.m., Eastern Time, on Sunday, July 24, 2022, you may also revoke your proxy by attending the Annual Meeting and voting electronically by following the instructions available on the virtual Annual Meeting website, although attendance at the Annual Meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares through a brokerage firm, bank, dealer or other similar organization, you must contact that brokerage firm, bank, dealer or other similar organization to revoke any prior voting instructions.

How do I vote if my shares are held in “street name”?

If your shares are held in “street name,” please check your Notice or contact your broker, bank or other nominee to determine whether you will be able to vote by Internet or telephone. If you own shares in “street name” and desire to vote your shares during the virtual Annual Meeting, you should ask your brokerage firm, bank, dealer or other similar organization for a legal proxy in order to register for the Annual Meeting. If you do not receive a legal proxy in time, you may provide your most recent brokerage statement so that we can verify your ownership of our stock and permit you to register to attend the virtual Annual Meeting. You will not, however, be able to vote your shares at the Annual Meeting without a legal proxy. If your shares are held in “street name” and you do not make arrangements with your broker to vote your shares of our common stock, then your broker is not permitted to exercise discretion and will not vote your shares on any non-routine proposal, which is called a “broker non-vote.”

Will my shares be voted if I do not provide instructions to my broker or nominee?

When a matter to be voted on at a stockholders meeting is the subject of a contested solicitation, under applicable rules, brokers no longer have discretion to vote shares that they hold in their name on behalf of a third party. Therefore, if you hold your shares in the name of your broker and you do not provide your broker with specific instructions regarding how to vote on a Proposal, your broker will not be permitted to vote your shares on such Proposal. This is called a “broker non-vote.” For example, if you do not provide your broker instructions on Proposal 1, the broker will not vote your shares on Proposal 1.

Please remember to give your broker specific instructions when returning your proxy. If you previously returned a proxy without specific instructions regarding how your shares are to be voted, please complete and return your proxy to your broker with specific voting instructions.

What is a “broker non-vote”?

A “broker non-vote” occurs when shares held by a broker in street name for a beneficial owner are not voted with respect to a Proposal because the broker has not received voting instructions from the stockholder who beneficially owns the shares, and the broker lacks the authority to vote the shares at their discretion. Under applicable rules, brokers do not have the authority to approve an amendment to our Amended and Restated Certificate of Incorporation or approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of such Proposal. As such, a broker may not vote your shares with respect to such Proposals, or any other non-discretionary matters, without your instructions. If your shares are held of record by a bank, broker or other nominee, we urge you to give instructions to your bank, broker or other nominee as to how you wish your shares to be voted so you may participate in the stockholder voting on these important matters.

What vote is required to approve the Proposals?

Assuming the presence of a quorum at the Annual Meeting:

Proposals	Vote Required	Broker Discretionary Vote Allowed
Proposal 1—Election of the Class II directors to the Board	A plurality of the votes cast	No

Proposal 2—Ratification of the appointment of MaloneBailey, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022	The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote on the matter	Yes

The vote on Proposal 1 is a “non-discretionary” matters under applicable stock exchange rules, meaning that if you are the beneficial owner of shares of our common stock and do not instruct your broker how to vote with respect to such Proposals, your broker is not permitted to vote on such Proposals and your votes will be counted as broker non-votes. Because Proposal 2 is considered a routine matter, discretionary votes by brokers will be counted.

The election of the Class II directors contemplated by Proposal 1 requires the affirmative vote of the holders of a plurality of votes represented by the shares in attendance or represented by proxy at the Annual Meeting and entitled to vote thereon. As such, the Class II director nominees receiving the highest number of affirmative votes of the vote cast will be elected to the Board. Abstentions and broker non-votes will have no effect in determining the results of the voting on the Class II directors at the Annual Meeting.

Because Proposal 2 requires the affirmative approval of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote on the matter, broker non-votes will have no effect on the outcome of such Proposals and abstentions will have the same effect as a vote against such Proposals.

How does the Board recommend that I vote?

Our Board recommends that you vote:

•	“FOR” Proposal 1—Election of the Class II director nominees named in Proposal 1 to the Board; and

•	“FOR” Proposal 2—Approval of the ratification of the appointment of MaloneBailey, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

If I give a proxy, how will my shares be voted?

Proxies received by us before the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions indicated thereon. If you properly return your proxy but do not include voting instructions, the shares subject to your proxy will be voted in accordance with the recommendation of the Board on the matter presented in this Proxy Statement. Unsigned Proxy Cards will not be voted. If you vote in advance of the Annual Meeting by telephone or the Internet, you do not need to return your Proxy Card.

If the Annual Meeting is postponed or adjourned, your proxy will remain valid and may be voted at the postponed or adjourned meeting, and you will be able to revoke your proxy until it is voted at the postponed or adjourned meeting.

What if other matters are voted on at the Annual Meeting?

With respect to any other matter that properly comes before the Annual Meeting, the Proxy Holder will vote the proxies in his discretion in accordance with the Proxy Holder’s best judgment and in the manner the Proxy Holder believes to be in the best interest of EVT. For example, if you do not give instructions on your Proxy Card or by telephone or the Internet, and a nominee for director listed on the Proxy Card or the Notice, as applicable, withdraws before the election (which is not now anticipated), your shares will be voted by the Proxy Holder for any substitute nominee as may be nominated by the Board.

On the date we filed this Proxy Statement with the Securities and Exchange Commission (“SEC”), the Board did not know of any other matter to be brought before the Annual Meeting.

How will my shares be voted if I mark “abstain” on my proxy?

We will count a properly executed proxy marked “abstain” as present for purposes of determining whether a quorum is present, but the shares represented by that proxy will not be voted at the Annual Meeting for the Proposals so marked.

What does it mean if I receive more than one Notice?

If you hold your shares of our common stock in more than one account, you will receive a Notice for each account. To ensure that all of your shares are voted, please vote using each Proxy Card you receive or, if you vote by telephone or Internet, you will need to enter each of the 12- or 16-digit control numbers found on your Proxy Cards or the Notices. Remember, you may vote by telephone or the Internet or by signing, dating and returning the Proxy Card in the postage-paid envelope provided.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, which we will file with the SEC within four business days after the Annual Meeting.

When are stockholder proposals due for the next Annual Meeting?

Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any stockholder desiring to include a proposal in our Proxy Statement with respect to our 2023 Annual Meeting of Stockholders should arrange for such proposal to be delivered to us at our corporate headquarters no later than February 22, 2023 in order to be considered for inclusion in our proxy statement relating to such annual meeting. Matters pertaining to such proposals, and the eligibility of persons entitled to have such proposals included, are regulated by the Exchange Act and the rules of the SEC. Although the Board will consider stockholder proposals, we reserve the right to omit from our proxy statement, or to recommend votes against, stockholder proposals that we are not required to include under Rule 14a-8 under the Exchange Act.

In addition, pursuant to our Amended and Restated Bylaws, any stockholder desiring to submit a proposal for action or nominate one or more persons for election as directors at our 2023 Annual Meeting of Stockholders pursuant to the advance notice provisions of our Amended and Restated Bylaws must submit a notice of the proposal or nomination to us between March 1, 2023 and March 31, 2023, or else it will be considered untimely and ineligible to be properly brought before such annual meeting. In each case, the notice of the proposal or nomination must include certain information specified in our Amended and Restated Bylaws, including information concerning the nominee or proposal, as the case may be, and information about the stockholder’s ownership of and agreements relating to our capital stock. In the event that our 2023 Annual Meeting of Stockholders is not held between June 29, 2023 and August 27, 2023, under our Amended and Restated Bylaws, this notice must be provided not later than the close of business on the later of (a) the ninetieth day prior to the 2023 Annual Meeting of Stockholders or (b) the tenth day following the date on which we publicly announce the date of the 2022 Annual Meeting of Stockholders.

All such notices should be submitted in writing to our Corporate Secretary at our corporate headquarters at Envirotech Vehicles, Inc., 1425 Ohlendorf Road, Osceola, Arkansas 72370.

Who is paying for this proxy solicitation?

We will bear the entire cost of solicitation of proxies from our stockholders. Copies of solicitation materials will be furnished to brokerage firms, banks, dealers and other similar organizations holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to such beneficial owners. In addition to the mailing of this Proxy Statement, the solicitation of proxies or votes may be supplemented by telephone, electronic communication, or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services.

How can I obtain additional information about EVT?

Copies of our Annual Report are available on our website at www.evtvusa.com and will be furnished without charge to stockholders upon written request. Exhibits to the Annual Report will be provided upon written request. All written requests should be mailed to the attention of our Corporate Secretary at our principal executive offices located at 1425 Ohlendorf Road, Osceola, Arkansas 72370.

We are subject to the informational requirements of the Exchange Act, which requires that we file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, including us, that file electronically with the SEC. The SEC’s website is located at http://www.sec.gov.

PROPOSAL 1:

ELECTION OF CLASS II DIRECTORS

Our Board currently consists of six directors divided into three classes, with each class holding office for a three-year term. Each director serves until such director’s successor is duly elected and qualified or such director’s earlier resignation, death or removal. Upon the recommendation of our Nominating and Corporate Governance Committee, the Board has nominated Melissa Barcellos and Bradley J. Dixon, our current Class II directors, for re-election at the Annual Meeting for a three-year term that will expire at the 2025 Annual Meeting of Stockholders.

Ms. Barcellos and Mr. Dixon have consented to serve if re-elected. If either of them becomes unavailable to serve as a director, our Board may designate a substitute nominee. In that case, the Proxy Holder will vote for the substitute nominee designated by our Board. Our Board has no reason to believe that Ms. Barcellos or Mr. Dixon will be unable to serve. There are no agreements or understandings pursuant to which Ms. Barcellos or Mr. Dixon or any of our directors was selected to serve as a director.

All of our directors are expected to attend the Annual Meeting. All of our directors attended our 2021 Annual Meeting of Stockholders.

INFORMATION ABOUT THE DIRECTOR NOMINEES

The following table provides information regarding our director nominees, his or her age, the year in which he or she became a director, his or her principal occupation or employment during the past five years, directorships held with other public companies at any time during the past five years and other biographical data. Included in the biography of our nominees is a description of the particular experience, qualifications, attributes or skills that led the Board to conclude that the nominee should serve as one of our directors.

Name	Age	Position
Melissa Barcellos(1)(2)(3)	38	Director
Bradley J. Dixon(2)(3)	47	Director

(1)	Member of our Audit Committee.
(2)	Member of our Compensation Committee.
(3)	Member of our Nominating and Corporate Governance Committee.

Melissa Barcellos, Director

Melissa Barcellos has served as a director since March 2021. Ms. Barcellos is the Regional Business Opportunity Manager with Artemis Gold Inc., Vancouver, British Columbia Canada, a position she has held since February 2022. She has also served as Principal and Benefit Auctioneer of Melissa Lynn Auctions in Prince George, British Columbia, since May 2011. Previously, Ms. Barcellos was the Manager of Economic Development of the City of Prince George, British Columbia from September 2015 until February 2022. From February 2013 through September 2015, Ms. Barcellos was an Economic Development Officer of Initiatives for the City of Prince George. Ms. Barcellos received a Bachelor of Commerce in Marketing and General Business from the University of Northern British Columbia, a Post Graduate Certificate in Economic Development from the University of Waterloo and is completing a Post Graduate Certificate in Real Property Valuation from the Sauder School of Business of the University of British Columbia.

Bradley J. Dixon, Director

Bradley J. Dixon has served as a director since April 2021. Mr. Dixon is a partner at the law firm Givens Pursley LLP, a position he has held since October 2015, and where he currently serves as a co-chair of the firm’s litigation group. Prior to joining Givens Pursley, Mr. Dixon was a partner at the law firm of Stoel Rives LLP from July 2005 to October 2015. Mr. Dixon holds a Bachelor of Science in Political Science from Boise State University and received his Juris Doctor from Willamette University College of Law. We believe that Mr. Dixon is qualified to serve as a director due to his legal expertise and his experience serving on the boards of directors of other organizations.

Vote Required

The re-election of the Class II directors requires the affirmative vote of the holders of a plurality of votes represented by the shares in attendance or represented by proxy at the Annual Meeting and entitled to vote on this Proposal. As such, the Class II director nominees receiving the highest number of affirmative votes of the vote cast will be elected. Abstentions and broker non-votes will have no effect in determining the results of the voting on the Class II directors at the Annual Meeting.

Proxies received in response to this solicitation will be voted “FOR” the re-election of Ms. Barcellos and Mr. Dixon to our Board unless otherwise specified in the proxy.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RE-ELECTION OF EACH OF THE CLASS II DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT.

CONTINUING DIRECTORS

The following provides information regarding each of our continuing directors, his or her age, the year in which each he or she became a director, his or her principal occupation or employment during the past five years, directorships held with other public companies at any time during the past five years, and other biographical data. Included in the biography of each director is a description of the particular experience, qualifications, attributes or skills that led the Board to conclude that such individual should serve as one of our directors.

Name	Age
Phillip W. Oldridge	61
Susan M. Emry	46
Michael Di Pietro	67
Terri White Elk	52

Phillip W. Oldridge, Chief Executive Officer, Chairman of the Board, and Director

Philip W. Oldridge has served as our Chief Executive Officer since September 2020 and as our Chairman of the Board and a director since March 2021. Prior to joining us, Mr. Oldridge was the founder and the Chief Executive Officer of GreenPower Motor Company, Inc., a publicly traded designer and manufacturer of passenger transit and shuttle buses, from November 2011 until June 2019, where he also served as a member of the board of directors from December 2012 until June 2019. From November 2006 until January 2010, Mr. Oldridge served as the Chief Executive Officer of Bus and Coach International, a manufacturer of busses and coaches. Before that, Mr. Oldridge was the Chief Executive Officer of Nevada Charter Inc., a bus and coach charter company, from October 1994 until December 2001. Mr. Oldridge holds an M.B.A. from Richmond, the American University in London, from which he also received a Bachelor of Science degree. We believe that Mr. Oldridge is qualified to serve as a director due to his serving as our Chief Executive Officer and the previous executive-level positions he has held with other companies, as well as his extensive experience in the transportation sector, in particular as an operator and manufacturer in the private motor coach and in the electric vehicle industry.

Susan M. Emry, Executive Vice President, and Director

Ms. Emry has over 30 years of experience in the transportation, vehicle manufacturing and financial industries. Since December 1, 2021, Ms. Emry has served as the Company’s Executive Vice President and as a director since January 7, 2022. Prior to her most recent role, she served as the Company’s Controller. She has played an integral role in the Company’s operations, including its efforts to establish a manufacturing facility in the United States, as well as managing the receipt of new vehicles from overseas manufacturers. Previously, Ms. Emry served as the Director, President, Chief Financial Officer and Secretary of Envirotech Drive Systems, Inc. from 2017 until March 2021, when that company merged with ADOMANI, and continues in these roles with Envirotech Drive Systems, Inc., which is now a subsidiary of Envirotech Vehicles, Inc. From 1992 to 2020, Ms. Emry held various roles of increasing responsibility with Michael Di Pietro, CPA, where she provided management advisory and tax preparation services primarily in the high-net-worth client division. Additionally, from 2006 to 2020, Ms. Emry served as Chief Financial Officer of Sardo Bus and Coach Upholstery, a company with more than 100 employees, which specialized in transit vehicle refurbishment.

Michael Di Pietro, Director

Michael Di Pietro has served as a director since March 2021. Mr. Di Pietro is the President of Michael DiPietro, CPA, Inc., a full-service public accounting firm he founded in 1991. Since July 2018, Mr. Di Pietro has served on the board of directors of Cathedral High School, a private, college preparatory Catholic all-boys school located in Los Angeles, California, where he is currently the chair of the finance committee. Mr. Di Pietro also previously served as a Director of Chino Commercial Bank, a community bank located in Chino, California, from April 2012 until April 2019. Mr. Di Pietro holds a Bachelor of Arts degree in Accounting from the University of South Florida, a Master of Arts in Accounting from the University of Notre Dame, a Master of Divinity and Biblical Studies from Fuller Theological Seminary. We believe that Mr. Di Pietro is qualified to serve as a director due to his financial and accounting expertise and his executive-level experience, as well as his previous experience serving as a director and audit committee chairperson for other organizations.

Terri White Elk, Director

Terri White Elk has served as a director since March 2021. Ms. White Elk is a member of the Real Estate Investment Sales team at Keller Williams Realty SW in Las Vegas, Nevada, a position she has held since July 2003. Ms. White Elk also served as Operations Manager at Innovative Real Estate Strategies, a real estate and investment firm based in Las Vegas, Nevada, from July 2009 until May 2018, and was a Sales Executive at Legacy Partners Inc., a real estate development firm, from March 2005 until September 2008. Ms. White Elk received a Bachelor of Arts degree in Political Science from Arizona State University. We believe that Ms. White Elk is qualified to serve as a director due to her previous executive-level experience and extensive experience in the real estate industry.

CORPORATE GOVERNANCE

Currently, our board of directors consists of seven directors. The authorized number of directors may be changed only by resolution of our board of directors. Our amended and restated certificate of incorporation provides that our board of directors is divided into three classes, with each class holding office for a three-year term. This classification of our board of directors may have the effect of delaying or preventing changes in control of our company or management. Each director serves until such director’s successor is duly elected and qualified or such director’s earlier resignation, death or removal. Our board of directors is responsible for our business and affairs and considers various matters that require its approval.

Director Independence

Our board of directors has undertaken a review of the independence of each director. The OTCQX, on which our common stock is quoted, does not have any director independence requirements. For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 5605(a)(2). Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that Mr. Di Pietro, Mrs. Barcellos and Ms. White Elk do not have a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or responsibilities and that each of these directors is “independent” as that term is defined under the NASDAQ Listing Rules.

Meetings of the Board

During the fiscal year ended December 31, 2021, the Board met two times. Each incumbent director serving during the fiscal year ended December 31, 2021 attended at least 75% of the aggregate of all meetings of our board of directors and applicable committee meetings during the period that he or she served as a director.

We make every effort to schedule our annual meeting of stockholders at a time and date to maximize attendance by directors, taking into account our directors’ schedules. All directors are strongly encouraged to make every effort to attend our annual meeting of stockholders, absent an unavoidable and irreconcilable conflict.

Information Regarding Committees of the Board

Our board of directors has established three standing committees, an Audit Committee, a Compensation Committee and Nominating, and a Corporate Governance Committee, each of which operates under a charter that has been approved by our board of directors. We intend to appoint persons to our board of directors and its committees as required from time to time to satisfy the corporate governance requirements under the NASDAQ Listing Rules.

Audit Committee

Our Audit Committee currently consists of Mr. Di Pietro (Chairperson) and Ms. Barcellos and Ms. White Elk. The Audit Committee operates under a written charter, which is available on our website at www.evtvusa.com. Our board of directors has determined that Mr. Di Pietro is an “audit committee financial expert” as defined by the regulations promulgated by the SEC and within the meaning of the NASDAQ Listing Rules.

Our Audit Committee is responsible for, among other things:

•	appointing, compensating, retaining and overseeing our independent registered public accounting firm;

•	approving the audit and non-audit services to be performed by our independent registered public accounting firm;

•	reviewing, with our independent registered public accounting firm, all critical accounting policies and procedures;

•	reviewing with management the adequacy and effectiveness of our internal control structure and procedures for financial reports;

•

reviewing and discussing with management and our independent registered public accounting firm our annual audited financial statements and any certification, report, opinion or review rendered by our independent registered public accounting firm;

•	reviewing and investigating conduct alleged to be in violation of our code of business conduct and ethics;

•	reviewing and approving related party transactions;

•	preparing the Audit Committee report required in our annual proxy statement; and

•	reviewing and evaluating, at least annually, its own performance and the adequacy of the committee charter.

The Audit Committee met as a committee three times during the fiscal year ended December 31, 2021.

Compensation Committee

Our Compensation Committee currently consists of Mr. Di Pietro, Mr. Dixon, Ms. Barcellos and Ms. White Elk (Chairperson). The Compensation Committee operates under a written charter, which is available on our website at www.evtvusa.com.

Our Compensation Committee assists our board of directors in the discharge of its responsibilities relating to the compensation of our executive officers and is responsible for, among other things:

•	reviewing and approving corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers;

•	reviewing and approving the following compensation for our Chief Executive Officer and our other executive officers: salaries, bonuses, incentive compensation, equity awards, benefits and perquisites;

•	recommending the establishment and terms of our incentive compensation plans and equity compensation plans, and administering such plans;

•	recommending compensation programs for directors;

•	preparing disclosures regarding executive compensation and any related reports required by the rules of the SEC;

•	making and approving grants of options and other equity awards to all executive officers, directors and all other eligible individuals; and

•	reviewing and evaluating, at least annually, its own performance and the adequacy of the committee charter.

In carrying out these responsibilities, the Compensation Committee will review all components of executive compensation for consistency with our compensation philosophy and with the interests of our stockholders. The Compensation Committee met as a committee three times during the fiscal year ended December 31, 2021.

Compensation Committee Interlocks and Insider Participation

There are not currently, and during the fiscal year ended December 31, 2021, there were not any, interlocks of any of our executive officers or directors serving on the compensation committee or equivalent committee of another entity that has any director or executive officer serving on our Compensation Committee, any of our other committees, or our board of directors.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee currently consists of Ms. Barcellos (Chairperson), Ms. White Elk, and Mr. Dixon. The Nominating and Corporate Governance Committee operates under a written charter, which is available on our website at www.evtvusa.com.

Our Nominating and Corporate Governance Committee is responsible for, among other things:

•	determining criteria for selecting new directors, including desired skills, experience and attributes, and identifying and actively seeking individuals qualified to become directors;

•	evaluating and selecting, or recommending to our board of directors, nominees for each election of directors;

•	considering any nominations of director candidates validly made by our stockholders;

•	reviewing and making recommendations to our board of directors concerning qualifications, appointment and removal of committee members;

•

developing, recommending for approval by our board of directors, and reviewing on an ongoing basis the adequacy of, our corporate governance principles, including director qualification standards, director responsibilities, committee responsibilities, director access to management and independent advisors, director compensation, director orientation and continuing education, management succession and annual performance evaluation of our board of directors and its committees;

•	assisting our board of directors in developing criteria for the evaluation of the performance of our board of directors and its committees;

•	if requested by our board of directors, assisting it in its evaluation of the performance of our board of directors and each of its committees; and

•	reviewing and reassessing the adequacy of its charter.

The Nominating and Corporate Governance Committee identifies potential director candidates through a variety of sources, including recommendations made by members of our board of directors and members of our executive management. When appropriate, the Nominating and Corporate Governance Committee may retain a search firm to identify director candidates.

In evaluating potential director candidates, the Nominating and Corporate Governance Committee may take into consideration such factors and criteria as it deems appropriate in evaluating a candidate, including:

•	his or her knowledge, expertise, skills, integrity, diversity, judgment, business, leadership or other experience;

•	his or her reputation in the business community;

•	the interplay of the candidate’s experience with the experience of other members of our board of directors;

•	the availability of such candidate to perform all responsibilities that will be expected of them as a member of our board and any committees; and

•	the extent to which the candidate would be a desirable addition to our board of directors and any committees.

The Nominating and Corporate Governance Committee reviews and assesses at least annually the skills and characteristics of the members of our board of directors, as well as the composition of our board of directors as a whole. The Nominating and Corporate Governance Committee’s assessment includes a review of our directors’ respective independence qualifications, skills and experience in the context of the needs of our board of directors.

Additionally, the Nominating and Corporate Governance Committee considers diversity of experience at policy-making levels in business and technology, and in areas that are relevant to our activities. While we do not have a specific policy regarding diversity, when considering the nomination of directors, the Nominating and Corporate Governance Committee considers the diversity of its directors and nominees in terms of knowledge, experience, background, skills, expertise and other demographic factors.

In assessing the composition of our board of directors, the Nominating and Corporate Governance Committee considers the current and anticipated needs of our board of directors and seeks to maintain an appropriate balance of different business backgrounds, skills and expertise based on the nature and requirements of our business. In evaluating potential director candidates, the Nominating and Corporate Governance Committee considers all relevant information regarding such candidates, including the membership criteria stated above, and whether such candidates would meet the Nominating and Corporate Governance Committee’s objectives for the overall composition of our board of directors, as well as the candidates’ ability and willingness to devote adequate time to the related responsibilities. When appropriate, the Nominating and Corporate Governance Committee will recommend qualified candidates for nomination by our entire board of directors. Nominating and Corporate Governance met as a committee two times during the fiscal year ended December 31, 2021.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics, which outlines the principles of legal and ethical business conduct under which we do business. The code is applicable to all of our directors, officers and employees and is available on our website at www.evtvusa.com. We intend to disclose any amendments to our code of business conduct and ethics, or waivers of its requirements, on our website or in filings under the Exchange Act, to the extent required by applicable rules and exchange requirements.

Board Leadership Structure and Board’s Role in Risk Oversight

The Chairman of our board of directors is Phillip W. Oldridge. The Chairman has authority, among other things, to preside over meetings of our board of directors and set the agenda for meetings of our board of directors. Accordingly, the Chairman has substantial ability to shape the work of our board of directors. Because of the addition of the independent members of our board of directors, we currently believe that separation of the roles of Chairman and Chief Executive Officer is not necessary to ensure appropriate oversight by of our board of directors of our business and affairs. However, no single leadership model is right for all companies and at all times. Our board of directors recognizes that depending on the circumstances, other leadership models, such as the appointment of a lead independent director, might be appropriate. Accordingly, our board of directors may periodically review its leadership structure. In addition, our board of directors will hold executive sessions in which only independent directors are present.

Our board of directors is generally responsible for the oversight of corporate risk in its review and deliberations relating to our activities and, either as a whole or through its committees, regularly liaises with management to assess and manage our major risk exposures, the potential impact of such risks on our business and the steps we should take to mitigate or manage such risks. Our board of directors’ risk oversight process complements and supplements management’s risk assessment and mitigation processes, which include reviews of strategic and operational planning, executive development and evaluation, regulatory and legal compliance, and financial reporting and internal controls. The risk oversight process also includes receiving reports from committees of our board of directors and members of senior management to enable our board of directors to understand our risk identification, management and mitigation strategies with respect to areas of potential material risk.

Our principal sources of risk fall into two categories: (1) financial and (2) product commercialization. The Audit Committee oversees management of financial risks and communications with our independent registered public accounting firm regarding our risk exposures and the actions management has taken to limit, monitor or control such exposures, and our board of directors regularly reviews information regarding our cash position, liquidity an operations, as well as the risks associated with each. Our board of directors also regularly reviews plans, results and potential risks related to our product development and commercialization efforts. Our Compensation Committee is expected to oversee risk management as it relates to our compensation plans, policies and practices for all employees including executives and directors, particularly whether our compensation programs may create incentives for our employees to take excessive or inappropriate risks which could have a material adverse effect on us. Our Nominating and Corporate Governance Committee manages risks associated with the independence of the Board, corporate disclosure practices and potential conflicts of interest. While each of our committees is responsible for evaluating certain risks and overseeing the management of such risks, our entire board of directors is regularly informed about such risks and matters involving significant risk are considered by our board of directors as a whole.

Stockholder Communications with the Board

Stockholders wishing to communicate with our Board or with one of our directors concerning our company may do so by writing to our Board or to the particular member of our Board and mailing the correspondence to the attention of our Board or such individual director, c/o Corporate Secretary, 1425 Ohlendorf Road, Osceola, Arkansas 72370, or by email to stockholdercommunications@evtvusa.com. Our Corporate Secretary will maintain a log of such communications and will transmit as soon as practicable such communications to our Chairman of our Board, although communications that are abusive, in bad taste or that present safety or security concerns may be handled differently, as determined by the Corporate Secretary, in consultation with our Chairman, as appropriate. Correspondence relating to accounting, internal controls or auditing matters will be handled in accordance with procedures established by the Audit Committee with respect to such matters.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is composed solely of non-employee directors who satisfy the current NASDAQ Listing Rules with respect to independence, financial expertise and experience. The Audit Committee operates under a written charter, which is available on our website at www.evtvusa.com. The primary responsibility of the Audit Committee is to oversee our accounting and financial reporting processes, the integrity of the financial reports and other financial information and the audits of our financial statements.

The following is the report of the Company’s Audit Committee with respect to its audited financial statements for the fiscal year ended December 31, 2021.

Review with Management

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management, which has primary responsibility for the financial statements.

Review and Discussions with Independent Auditors

The Company’s independent auditors are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States of America. The Audit Committee discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee also received the written disclosures and the letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence; and has discussed with the independent auditors their independence. The Audit Committee also concluded that the independent auditors’ provision of audit and non-audit services to the Company and its subsidiaries, as described in this proxy statement, was compatible with the independent auditors’ independence.

Conclusion

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Form 10-K for the year ended December 31, 2021 for filing with the SEC.

Respectfully submitted,

Michael Di Pietro, Chairman of the Audit Committee

Melissa Barcellos

Terri White Elk

EXECUTIVE COMPENSATION

Overview

As an emerging growth company, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act. The following tables and accompanying narrative disclosure set forth information about the compensation provided to certain of our executive officers during the years ended December 31, 2021 and 2020. These executive officers, who include our current principal executive officer and the two most highly- compensated executive officers (other than our principal executive officers), for the year ended December 31, 2021, were:

•	Phillip W. Oldridge, our Chief Executive Officer;

•	Susan M. Emry, our Executive Vice President and Interim Chief Financial Officer; and

•	Michael K. Menerey, our former Chief Financial Officer, Secretary and Treasurer.

We refer to these individuals in this section as our “Named Executive Officers.”

Summary Compensation Table

The following table presents summary information regarding the total compensation that was awarded to, earned by or paid to our Named Executive Officers for services rendered during the years ended December 31, 2021 and 2020:

Name and Principal Position	Year	Salary ($)		Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Phillip W. Oldridge	2021	250,000	(2)	—	1,835,581	—	2,085,581
Chief Executive Officer	2020	—		—	—	—	—
Susan M. Emry
Executive Vice President and Interim Chief Financial Officer	2021	68,000	(4)	—	—	—	68,000
Michael K. Menerey(3)	2021	150,400		—	—	18,511	168,911
Former Chief Financial Officer	2020	204,233		—	32,878	—	237,111

(1)

The amounts shown in this column represent the aggregate grant date fair value of option awards granted in the year computed in accordance with FASB ASC Topic 718. The grant date fair values have been determined based on the assumptions and methodologies set forth in Note 9 to our financial statements included in the ADOMANI, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on March 31, 2021. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that may be recognized by our Named Executive Officers.

(2)

This amount represents base salary paid to Mr. Oldridge for his services from September 2, 2020, through December 31, 2020. During such period, Mr. Oldridge’s base salary was $1.00 per year, which he deferred. For the year ended December 31, 2021, Mr. Oldridge was paid $250,000 of the annual $300,000 included in his employment agreement that was effective March 1, 2021.

(3)	Mr. Menerey retired effective as of January 2, 2022.
(4)

This amount represents the salary paid to Ms. Emry from her April 16, 2021 hire date as Controller through December 31, 2021. Ms. Emry was an unpaid officer of Envirotech Drive Systems, Inc. in 2020 and from January 1, 2021 through April 15, 2021.

Outstanding Equity Awards at 2021 Fiscal Year-End

The following table sets forth information regarding outstanding stock options held by our Named Executive Officers as of December 31, 2021. Our Named Executive Officers did not hold any restricted stock or other awards as of December 31, 2021:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Phillip W. Oldridge	5,000,000		0.45	1/7/2031
Chief Executive Officer
Michael K. Menerey	135,000	—	1.31	4/18/2028
Former Chief Financial Officer	135,000	—	0.45	4/24/2029

(1)

The shares were initially subject to vesting over a three-year period, with one-third of the options vesting on the one-year anniversary of the grant date and the remainder vesting in equal monthly installments thereafter, subject to continued service through such vesting date; however, upon the closing of our acquisition of Envirotech Drive Systems, Inc. on March 16, 2021, our board of directors elected to accelerate the vesting of all outstanding options, whereupon such options vested in full and became exercisable by the holder thereof on or before their respective expiration dates.

Compensation Arrangements with Named Executive Officers

Phillip W. Oldridge

Mr. Oldridge is our President and a member of our board of directors. We recently entered into an employment agreement with Mr. Oldridge. Mr. Oldridge’s base salary increased to $300,000 per year from the previously disclosed $1 per year effective March 31, 2021. He was paid $250,000 of that amount in 2021. The auto allowance contained in his contract will commence being paid in 2022. During the year ended December 31, 2020, Mr. Oldridge was not paid any cash amount in consideration of his services from September 2, 2020, through December 31, 2020. On January 7, 2021, we granted Mr. Oldridge an option to purchase 5,000,000 shares of our common stock under the 2017 Equity Incentive Plan (the “2017 Plan”) at an exercise price of $0.45 per share with an accounting value of $1,714,449. The shares subject to such option were initially scheduled to vest over a three-year period, with one-third of the shares vesting on the one-year anniversary of the grant date and the remainder vesting in equal monthly installments thereafter, subject to continued service with us through each vesting date; however, upon the closing of our acquisition of Envirotech Drive Systems, Inc. on March 16, 2021, our board of directors elected to accelerate the vesting of all outstanding options, whereupon such option vested in full and became exercisable by Mr. Oldridge. On August 4, 2021, we granted Mr, Oldridge an option to purchase 440,000 shares of our common stock under the 2017 Plan at an exercise price of $0.2753, with an accounting value of $121,132. Mr. Oldridge was immediately vested in the option on the grant date, and exercised it on November 30, 2021.

Susan M. Emry

Ms. Emry has been our Executive Vice President since December 1, 2021 and has been our Interim Chief Financial Officer since December 31, 2021. She was appointed as a member of our board of directors on January 7, 2022. We recently entered into an employment agreement with Ms. Emry, whose base salary was increased to $200,000 per year, which became effective on January 1, 2022. Ms. Emry, formerly an executive with Envirotech Drive Systems, Inc., as described above who did not get paid a salary, joined the Company on April 16, 2021 as Controller. The compensation paid to Ms. Emry in 2021 reflects the Controller salary for the period April 16, 2021 through December 31, 2021.

Michael K. Menerey

Mr. Menerey is our former Chief Financial Officer, Secretary, Treasurer and member of our board of directors who retired and resigned from such positions on January 2, 2022. We entered into a written employment agreement with Mr. Menerey effective January 1, 2017. Prior to that time, we paid Mr. Menerey as a consultant through CFO Edge. During the year ended December 31, 2020, Mr. Menerey was to have received a total base salary of $215,000 pursuant to his employment agreement, but voluntarily and indefinitely reduced that amount to $150,000 effective November 1, 2020 due to our liquidity concerns; he continued to be paid at that rate through 2021. In 2020, we issued Mr. Menerey an option to purchase 358,571 shares of common stock under the 2017 Plan with an accounting value of $32,878. The shares subject to Mr. Menerey’s stock option were subject to vesting over a three-year period, with one-third of the shares vesting on the one-year anniversary of the grant date and the remainder vesting in equal monthly installments thereafter, subject to continued service with us through each vesting date; however, upon the closing of our acquisition of Envirotech Drive Systems, Inc. on March 16, 2021, our board of directors elected to accelerate the vesting of all outstanding options, whereupon such option vested in full and became exercisable by Mr. Menerey. On June 25, 2021, Mr. Menerey exercised the option to purchase 358,371 shares of common stock under the 2017 Plan. Additionally, on April 18, 2018, the Company issued Mr. Menerey an option to purchase 135,000 shares of common stock exercisable at $1.31 per share under the 2017 Plan. On April 24, 2019, the Company issued Mr. Menerey the option to purchase 135,000 shares of common stock exercisable at $0.45 per share under the 2017 Plan. The options to purchase an aggregate 270,000 shares also vested in full on March 16, 2021 and became exercisable by Mr. Menerey.

Severance and Change in Control Payments and Benefits

Our Named Executive Officers are not entitled to any severance or change in control payments or benefits, other than as provided in the section entitled “Compensation Arrangements with Named Executive Officers” above and in award agreements that set forth the terms and conditions of the stock options granted to such individuals pursuant to the 2017 Plan. Each such award agreement provides that, in the event of a “transfer of control,” any unvested portion of such option may vest immediately, subject to the Compensation Committee deciding that. For such purposes, a “transfer of control” includes the direct or indirect sale or exchange by our stockholders of all or substantially all of our capital stock, (a) where our stockholders before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in our voting stock after such sale or exchange; (b) a merger in which we are not the surviving corporation; (c) a merger in which we are the surviving corporation and our stockholders such merger do not retain, directly or indirectly, at least a majority of the beneficial interest in the our voting stock after such merger; (d) the sale, exchange, or transfer of all or substantially all of our assets; or (e) our liquidation or dissolution.

Limitations of Liability; Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents. As permitted by Delaware law, our amended and restated certificate of incorporation provides that, to the fullest extent permitted by Delaware law, no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Pursuant to Delaware law such protection would be not available for liability:

•	for any breach of a duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for any transaction from which the director derived an improper personal benefit; or

•

for an act or omission for which the liability of a director is expressly provided by an applicable statute, including unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law.

Our amended and restated certificate of incorporation also provides that if Delaware law is amended after the approval by our stockholders of the amended and restated certificate of incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law.

Our amended and restated certificate of incorporation and amended and restated bylaws further provide that we must indemnify our directors and officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws also authorize us to indemnify any of our employees or agents and authorize us to secure insurance on behalf of any officer, director, employee or agent for any liability arising out of his or her action in that capacity, whether or not Delaware law would otherwise permit indemnification.

In addition, our amended and restated bylaws provide that we are required to advance expenses to our directors and officers as incurred in connection with legal proceedings against them for which they may be indemnified and that the rights conferred in the amended and restated bylaws are not exclusive.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that may result in material claims for indemnification. We believe that our indemnity agreements and our amended and restated certificate of incorporation and our amended and restated bylaws provisions are necessary to attract and retain qualified person as directors and executive officers.

Indemnity Agreements

In addition to the indemnification required in our amended and restated certificate of incorporation and amended and restated bylaws, we have entered into indemnification agreements with each of our directors and executive officers. These agreements generally provide for the indemnification of such persons for all reasonable expenses and liabilities, including attorneys’ fees, judgments, penalties, fines and settlement amounts, incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity, to the extent indemnifiable under the law. We believe that these charter and bylaw provisions and indemnity agreements are necessary to attract and retain qualified persons as directors and executive officers. Furthermore, as is typical, we have director and officer liability insurance to cover both us and our directors and officers for liabilities that may be incurred in connection with their services to us.

DIRECTOR COMPENSATION

Directors who are also our employees receive no additional compensation for their service as a director. During the year ended December 31, 2021, our directors who also served as employees were Mr. Oldridge, Chief Executive Officer, and Ms. Emry our Executive Vice President and Director.

We have a formal policy pursuant to which our non-employee directors are eligible to receive annual cash retainers as compensation for service on our Board and committees of our Board. With respect to the year ended December 31, 2021, this policy included annual compensation of $12,000, and reimbursement for all directors of reasonable expenses incurred during the course of their performance.

The table below sets forth the compensation earned by each of our non-employee directors during the fiscal year ended December 31, 2021:

Name	Fees earned or paid in cash ($)	Option awards ($)	Total ($)
Melissa Barcellos(1)	9,533	0	9,533
Michael Di Pietro(2)	9,533	0	9,533
Bradley J. Dixon(3)	8,267	0	8,267
Terri White Elk(4)	9,533	0	9,533
Gary W. Nettles(5)	5,139	0	5,139
Janet L. Boydell(6)	5,139	0	5,139
John F. Perkowski(7)	5,139	0	5,139
Pam Compton(8)	3,533	0	3,533

(1)	Ms. Barcellos was paid the amount reflected above from March 16, 2021 through December 31, 2021.
(2)	Mr. Di Pietro was paid the amount reflected above from March 16, 2021 through December 31, 2021.
(3)	Mr. Dixon joined the board of directors in April 23, 2021 and was paid the amount reflected in the table above through December 31, 2021.
(4)	Ms. White Elk was paid the amount reflected above from March 16, 2021 through December 31, 2021.
(5)	Mr. Nettles resigned from our board of directors effective March 16, 2021.
(6)	Ms. Boydell resigned from our board of directors effective March 16, 2021.
(7)	Mr. Perkowski resigned from our board of directors effective March 16, 2021.
(8)	Ms. Compton was a member of the board of directors from March 16, 2021 through June 28, 2021. Ms. Compton resigned as a member of the board of directors to become an employee of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of June 1, 2022, for:

•	each person, or group of affiliated persons, known to us to beneficially own more than 5% of our outstanding shares of our common stock;

•	each of our directors and nominees for election to the Board;

•	each of our executive officers named in the summary compensation table included in the Annual Report; and

•	all of our directors and executive officers as a group.

Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to applicable community property laws, we believe each person identified in the table has sole voting and investment power with respect to all shares of our common stock beneficially owned by them. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Section 13(d) and Section 13(g) of the Securities Act.

Applicable percentage ownership in the following table is based on 299,929,841 shares of our common stock outstanding as of June 08, 2022. Shares of our common stock subject to options, warrants or other convertible securities that are currently exercisable or exercisable within 60 days after June 01, 2022 are deemed to be outstanding and to be beneficially owned by the person or entity holding such option, warrant or convertible security for the purpose of computing the number and percentage ownership of outstanding shares of that person or entity. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person or entity. Consequently, the denominator for calculating beneficial ownership percentages may be different for each beneficial owner. Except as otherwise noted, the address of each person or entity in the following table is c/o Envirotech Vehicles, Inc., 1425 Ohlendorf Road, Osceola, Arkansas 72370.

Name of Beneficial Owner(1)	Number of Shares	Percent of Shares
Directors and Executive Officers
Phillip W. Oldridge(2)	9,440,000	3.1%
Susan M. Emry(3)	4,919,900	1.6%
Christian S. Rodich(4)	6,260	*
Michael K. Menerey(5)	1,153,580	*
Melissa Barcellos(6)	2,284,020	*
Michael Di Pietro	176,600	*
Bradley J. Dixon	—	—
Terri White Elk	—	—
All directors and executive officers as a group (7 persons)(7)	17,980,360	5.8%
5% Stockholders
Gerald Douglas Conrod(8)	48,656,520	16.0%
162315 Family Trust(9)	26,892,680	8.8%

*	Represents beneficial ownership of less than 1%.
(1)	Unless otherwise indicated, all shares are owned directly by the beneficial owner.
(2)

Consists of (i) 440,000 shares of our common stock held of record by Phillip W. Oldridge and (ii) 9,000,000 shares of our common stock underlying options that are currently exercisable or exercisable within 60 days after May 13, 2022.

(3)

Consists of (i) 2,102,040 shares of our common stock held of record by Susan M. Emry and (ii) 2,817,860 shares of our common stock underlying options that are currently exercisable or exercisable within 60 days after May 13, 2022.

(4)	Consists of no shares of stock owned by Christian S. Rodich and 6,260 shares of our common stock underlying options that are currently exercisable within 60 days after May 13, 2022.
(5)

Consists of (i) 525,000 shares of our common stock held of record by the Menerey Living Trust u/t/d 4/12/96, (ii) 358,580 shares of our common stock held of record by Michael K. Menerey and (iii) 270,000 shares of our common stock underlying options that are currently exercisable or exercisable within 60 days after May 13, 2022.

(6)

Represents (i) 2,275,860 shares of our common stock held of record by Provident Trust Group FBO Cornelia P. Doherty ROTH IRA, over which Ms. Barcellos has voting and investment control pursuant to a Voting Trust Agreement dated March 20, 2017 and (ii) 8,160 shares of our common stock held of record by Melissa Barcellos.

(7)	Consists of (i) 5,886,240 shares of our common stock and (ii) 12,094,120 shares of our common stock underlying options that are currently exercisable or exercisable within 60 days after May 13, 2022.
(8)

The information reported is based in part on, and in reliance upon, and without independent investigation of, information provided by Gerald Douglas Conrod in a Schedule 13G filed with the SEC on March 26, 2021. As reported in such Schedule 13G, Gerald Douglas Conrod is the beneficial owner of 21,763,844 shares of our common stock, and has sole voting and dispositive power over such shares. Mr. Conrod serves as co-trustee of 162315 Family Trust and, in such capacity, shares voting and dispositive power over the 22,017,689 shares held of record by the trust. Mr. Conrod disclaims beneficial ownership of the shares held by the trust. In addition to the information reported in such Schedule 13G, the information set forth above includes: (i) an additional 3,250,000 shares of our common stock purchased by 162315 Family Trust at the second closing of our previously announced private investment in public equity, or PIPE, transaction, on May 7, 2021, pursuant to that certain Securities Purchase Agreement, dated as of December 24, 2020 (the “Purchase Agreement”), that we entered into with certain institutional and accredited investors and pursuant to which, among other things, we sold and issued, and the investors purchased, shares of our common stock and related warrants to purchase additional shares of our common stock in a series of two closings (the “Financing”); and (ii) an additional 1,625,000 shares of common stock underlying warrants issued to 162315 Family Trust at the second closing of the Financing that are exercisable as of June 1, 2021. The address of Gerald Douglas Conrod is 1961 Douglas Street, Victoria, British Columbia, V8T 4K7, Canada.

(9)

The information reported is based in part on, and in reliance upon, and without independent investigation of, information provided by 162315 Family Trust in a Schedule 13G filed with the SEC on March 26, 2021. As reported in such Schedule 13G, 162315 Family Trust is the beneficial owner of 22,017,689 shares of our common stock and has sole voting and dispositive power over such shares. In addition to the information reported in such Schedule 13G, the information set forth above includes: (i) an additional 3,250,000 shares of our common stock purchased by 162315 Family Trust at the second closing of the Financing on May 7, 2021; and (ii) an additional 1,625,000 shares of common stock underlying warrants issued to 162315 Family Trust at the second closing of the Financing that are exercisable as of June 1, 2021. The address of 162315 Family Trust is 1103 Goldstream Avenue, Victoria, British Columbia, V9B 2Y9, Canada.

Change in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our Company.

Legal Proceedings

To our knowledge, none of our directors, officers or affiliates, or any 5% or greater stockholder, or any associate of any such directors, officers or affiliates, is a party that is adverse to us in any material legal proceeding.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of Section 16(a) reports furnished to us and a review of the stockholders register, during the fiscal year ended December 31, 2021, our officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements.

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022

The Audit Committee annually evaluates the performance of our independent registered public accounting firm and determines whether to re-engage the current independent auditor or consider other audit firms. This year the Audit Committee has approved the retention of MaloneBailey, LLP as our independent registered public accounting firm for the year ending December 31, 2022.

Ratification of our independent registered public accounting firm is not required by our Amended and Restated Bylaws or otherwise. However, we are submitting the selection of MaloneBailey, LLP to our stockholders for ratification as a matter of good corporate practice and because we value the views of our stockholders.

The Audit Committee considers MaloneBailey, LLP to be well qualified. In the absence of contrary specification, the proxy holders will vote proxies received in response to this solicitation in favor of ratification of the appointment. In the event that stockholders fail to ratify the appointment of MaloneBailey, LLP, the Audit Committee will reconsider the appointment of MaloneBailey, LLP. Even if the appointment is ratified, the ratification is not binding and the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interest and the best interest of our stockholders.

Representatives of MaloneBailey, LLP are not expected to be present at the Annual Meeting and we do not expect that they will be available to respond to appropriate questions. We have provided MaloneBailey, LLP with an opportunity to make a statement if they desire to do so, although they have declined to make such a statement at the Annual Meeting.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MALONEBAILEY, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2022.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUDIT FEES

MaloneBailey, LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2021 and has served in this capacity for each of the nine fiscal years ended December 31, 2021. During the nine fiscal years ended December 31, 2021, there were no disagreements between us and MaloneBailey, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

Independent Registered Public Accounting Firm Fees

The following table shows the fees that were billed to Envirotech Vehicles, Inc. and ADOMANI, Inc. for audit and other services provided by MaloneBailey, LLP during the fiscal years ended December 31, 2021 and 2020:

	For the Fiscal Year Ended December 31,
	2021	2020
Audit Fees(1)	$189,000	$69,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—

Total	$189,000	$69,000

(1)

Audit Fees consist of professional services rendered in connection with the audit of our annual financial statements, including the audited financial statements presented in our Annual Report on Form 10-K, and the review of our financial statements included in quarterly reports, along with services that are normally provided by the independent registered accountants in connection with statutory and regulatory filings or engagements for those fiscal years and timely review of our quarterly consolidated financial statements. Audit Fees also includes professional services rendered in connection with the Merger of ADOMANI, Inc. and Envirotech Drive Systems, Inc. on March 16, 2021, and on Form S-3 related to our offering of common stock on May 7, 2021.

(2)

Audit-related fees consist of fees for professional services rendered for assurance and related services by MaloneBailey, LLP that were reasonably related to the performance of the audit or review of our consolidated financial statements that are not reported under “Audit Fees.” These services include accounting consultations concerning financial accounting and reporting standards.

(3)	Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state, and international tax compliance.
(4)	All other fees consist of fees billed for products and services provided by MaloneBailey, LLP other than the services reported for the other categories.

Pre-Approval Policies and Procedures of the Audit Committee

Consistent with the rules and regulations promulgated by the SEC, the Audit Committee approves the engagement of our independent registered public accounting firm and is also required to pre-approve all audit and non-audit expenses. All of the services described above were approved by the Audit Committee in accordance with its procedure.

OTHER MATTERS

Our Board and management do not know of any other matters that will be presented for consideration or action by the stockholders at the Annual Meeting. If, however, any other matters are properly brought before the Annual Meeting, the Proxy Holder will vote on such matters in accordance with his best judgment.

STOCKHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

To be considered for inclusion in next year’s Proxy Statement, stockholder proposals must be received at our principal executive offices no later than the close of business on February 23, 2023, in accordance with Rule 14a-8 promulgated under the Exchange Act. Because the date of the next annual meeting is changed by more than 30 days from the anniversary of the Annual Meeting, then, to be considered for inclusion in the Proxy Statement relating to the 2023 Annual Meeting of Stockholders, notice of a stockholder proposal will need to be received by us in a reasonable amount of time before we begin to send our proxy materials for the 2023 Annual Meeting of Stockholders.

In accordance with the procedures set forth in our Amended and Restated Bylaws, if a stockholder wishes to present a stockholder proposal at the 2023 Annual Meeting of Stockholders that is not intended to be included in the Proxy Statement, we must receive such proposal between March 5, 2023 and April 4, 2023. Subject to Rule 14a-4(c) under the Exchange Act, which governs our use of discretionary proxy voting authority with respect to stockholder proposals that are not included in a company’s proxy solicitation materials pursuant to Rule 14a-8 of the Exchange Act, our Proxy Holder will have the right to exercise his discretionary authority in connection with any matter submitted by a stockholder, without discussion of the matter in the Proxy Statement, if we do not receive timely notice of such proposal under our Amended and Restated Bylaws, as calculated above. In the event that our 2023 Annual Meeting of Stockholders is not held between June 29, 2023 and August 27, 2023, under our Amended and Restated Bylaws, this notice must be provided not later than the close of business on the later of: (i) the ninetieth day prior to the 2023 Annual Meeting of Stockholders; or (ii) the tenth day following the date on which we publicly announce the date of the 2023 Annual Meeting of Stockholders.

Any proposal must comply with the requirements as to form and substance established by the SEC for such proposal to be included in our proxy statement. We reserve the right to exclude stockholder proposals pursuant to SEC rules, or if untimely. If a stockholder nominates a director candidate, in order for such nomination to be valid and acceptable, all information required to be provided under Regulation 14A under the Exchange Act and requested by the Board concerning such candidate must be furnished within a reasonable time prior to the above deadline for stockholder proposals.

All notices of intention to present a proposal at the 2023 Annual Meeting of Stockholders should be sent to the attention of our Corporate Secretary at our principal executive offices located at 1425 Ohlendorf Road, Osceola, Arkansas 72370. To ensure prompt receipt by us, such notices should be sent to us via certified mail, return receipt requested. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Any stockholder proposal for the 2023 Annual Meeting of Stockholders submitted after the deadlines described above will not be considered filed on a timely basis. For proposals that are not timely filed, we retain discretion to vote the proxies we receive. For proposals that are timely filed, we retain discretion to vote the proxies we receive, provided that: (i) we include in our proxy statement advice on the nature of the proposal and how we intend to exercise our voting discretion; and (ii) the proponent does not issue a proxy statement.

DIRECTOR NOMINEES FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

In accordance with procedures set forth in our Amended and Restated Bylaws, our stockholders may propose nominees for election to the Board only after providing timely written notice to our Corporate Secretary.

To be timely, a stockholder’s notice to our Company Secretary must be delivered to or mailed and received at our principal executive offices, located at Envirotech Vehicles, Inc., 1425 Ohlendorf Road, Osceola, Arkansas 72370, on or after March 5, 2023, but not later than April 4, 2023. However, if the date of our 2023 Annual Meeting of Stockholders is changed by more than 30 days from the anniversary of the Annual Meeting, then notice will need to be received by us not later than the close of business on the later of: (i) the ninetieth day prior to the 2023 Annual Meeting of Stockholders; or (ii) the tenth day following the date on which we publicly announce the date of the 2023 Annual Meeting of Stockholders.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for Notices with respect to two or more stockholders sharing the same address by delivering a single Notice addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers deliver a single Notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they are or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice, or if you currently receive multiple Notices and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to the attention of our Corporate Secretary at our principal executive offices located at 1425 Ohlendorf Road, Osceola, Arkansas 72370, or by calling us at (951) 407-9860.

IMPORTANT

Your vote at the virtual Annual Meeting is important, no matter how many or how few shares of our common stock you own. Accordingly, please mark, sign, date and return the enclosed Proxy Card and promptly return it in the enclosed postage-paid envelope or vote by calling the toll-free telephone number shown on your Proxy Card or the Notice, or by using Internet voting following the instructions shown on your Proxy Card or the Notice.

Only your latest dated proxy will be counted. Any proxy may be revoked at any time prior to its exercise at the virtual Annual Meeting as described in this Proxy Statement.

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
INTERNET
Go To: www.proxypush.com/EVTV • Cast your vote online by July 28, 2022 10:00 AM PT. • Have your Proxy Card ready • Follow the simple instructions to record your vote
P.O. BOX 8016, CARY, NC 27512-9903
PHONE Call 1-866-474-5330
• Use any touch-tone telephone to transmit your voting instructions. Vote by July 28, 2022 10AM PT.
• Have your Proxy Card ready
• Follow the simple recorded instructions
MAIL
• Mark, sign and date your Proxy Card
• Fold and return your Proxy Card in the postage-paid envelope provided

Envirotech Vehicles, Inc.
Annual Meeting of Stockholders
For Stockholders of record as of June 01, 2022

TIME:	Thursday, July 28, 2022 10:00 AM, Pacific Time
PLACE:	Annual Meeting to be held virtually - please visit
www.proxydocs.com/EVTV for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Phillip W. Oldridge, as the true and lawful attorney of the undersigned, with full power of substitution and revocation, and authorizes him to vote all the shares of capital stock of Envirotech Vehicles, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorney to vote in his discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Envirotech Vehicles, Inc.

Annual Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

        FOR ON PROPOSALS 1 AND 2

	PROPOSALS		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS
1.	Election of Class II Directors
		FOR		WITHHOLD
	1.01 Melissa Barcellos	☐		☐	FOR

	1.02 Bradley J. Dixon	☐		☐	FOR

		FOR	AGAINST	ABSTAIN
2.	The ratification of the appointment of MaloneBailey, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022	☐	☐	☐	FOR

You must register to attend the meeting online and/or participate at www.proxydocs.com/EVTV

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date